Exhibit 10.3

AWARD FORFEITURE AGREEMENT

This Award Forfeiture Agreement (the “Agreement”) is made and entered into as of April 4, 2019, by and between, Ideal Power Inc., a Delaware corporation (the “Company”), and Timothy Burns (the “Recipient”).

WHEREAS, on November 21, 2013, the Company granted to Recipient an option to purchase up to 30,000 shares of the Company’s common stock (an “Award”) under the Company’s Amended and Restated 2013 Equity Incentive Plan, as amended (the “Plan”).

WHEREAS, on September 16, 2014, the Company granted to Recipient an option to purchase up to 125,000 shares of the Company’s common stock (an “Award”) under the Plan.

WHEREAS, on January 5, 2016, the Company granted to Recipient performance stock units for up to 44,000 shares of the Company’s common stock (an “Award”) under the Plan.

WHEREAS, the Company has determined it to be in its best interests and in the best interests of its stockholders to offer certain Company executives and members of the Board of Directors of the Company (the “Board”) the opportunity to forfeit the aforementioned Awards in order to replenish the Plan’s equity pool in exchange for the recommendation of future awards to be granted in 2019 (the “Voluntary Forfeiture”).

WHEREAS, in connection with the Voluntary Forfeiture, the Company and the Recipient have mutually agreed that the Recipient shall surrender and forfeit the Awards as of the date hereof, as more fully set forth below.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein, the parties hereto, each intending to be legally bound, hereby agree as follows:

1.      Surrender and Forfeiture of Awards. In exchange for the recommendation of giving Recipient an award in 2019, subject to Board approval, Recipient hereby irrevocably surrenders and forfeits the Awards. Such forfeiture shall be effective automatically and without further action on the part of the Recipient.

2.      Representations and Warranties of Recipient. Recipient represents and warrants to the Company that:

(a)   Recipient is the beneficial owner of the Awards described above, free and clear of any liens, encumbrances, taxes, security interests, equities, claims or demands or any restrictions on transfer or forfeiture;

(b)   Recipient has the absolute and unrestricted right, power and capacity to enter into this Agreement and to perform its obligations hereunder; and

(c)   this Agreement constitutes the legal, valid and binding obligation of Recipient, enforceable in accordance with its terms.

3.      Tax Consequences. No party to this Agreement has made any representations regarding the tax consequences of any of the transactions contemplated by this Agreement. Each party to this Agreement has had the opportunity to consult with his or its own tax advisors regarding the consequences of the transactions contemplated by this Agreement.

4.      Governing Law. This Agreement shall be construed in accordance with, and governed in all aspects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

5.      Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns (if any), and Recipient and his or her successors and assigns (if any).

6.      Entire Agreement. This Agreement contains the entire agreement between the parties hereto as to the subject matter of this Agreement. There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of this Agreement which are not fully expressed herein. This Agreement may not be changed orally but only by an Agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

7.      Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile or other means of electronic delivery and upon such delivery the signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, the parties hereto have caused this Award Forfeiture Agreement to be executed and delivered as of the date set forth above.

RECIPIENT	IDEAL POWER INC.

/s/ Tim Burns	/s/ Lon Bell
Signature	Signature

Tim Burns	Lon Bell
Print Name	Print Name

CEO
Print Title

SIGNATURE PAGE TO AWARD FORFEITURE AGREEMENT